UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2011
VIA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27264	33-0687976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Battery Street, Suite 330 San Francisco CA	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 283-2200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On January 14, 2011, VIA Pharmaceuticals, Inc. (the “Company”) entered into amendments (the “Amendments”) to the amended and restated promissory notes (collectively, the “Amended and Restated Notes”) delivered under the Note and Warrant Purchase Agreement, dated as of March 26, 2010, as amended by that certain Omnibus Amendment, dated as of November 15, 2010 (the “Loan Amendment”), by and among Bay City Capital Fund IV, L.P., its affiliate Bay City Capital Fund IV Co-Investment Fund, L.P. (collectively, the “Investors”) and the Company. The Amendments extended the maturity date under the Amended and Restated Notes from December 31, 2010 to June 30, 2011.
The foregoing descriptions of the Amendments, the Loan Amendment and the Amended and Restated Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the documents. The Amendments are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The Loan Amendment and the Amended and Restated Notes are attached as exhibits to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2010.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 14, 2011, the Company drew down $500,000 in principal amount for general corporate purposes under the Loan Amendment. Pursuant to the Loan Amendment, the Investors agreed to lend to the Company in the aggregate up to $3,000,000, pursuant to the terms of the Amended and Restated Notes delivered under the Loan Amendment. The Company has previously borrowed $1,001,397 in principal amounts and following the drawdown on January 14, 2011 (subject to the Investors’ approval) the Company may borrow in the aggregate up to an additional $1,498,603 at subsequent closings pursuant to the terms of the Loan Amendment and the Amended and Restated Notes.
The Amended and Restated Notes are secured by a first priority lien on all of the assets of the Company. Amounts borrowed under the Amended and Restated Notes accrue interest at the rate of fifteen percent (15%) per annum, which increases to eighteen percent (18%) per annum following an event of default. Unless earlier paid in accordance with the terms of the Amended and Restated Notes, all unpaid principal and accrued interest shall become fully due and payable on the earliest to occur of (i) June 30, 2011, (ii) the closing of a debt, equity or combined debt/equity financing resulting in gross proceeds or available credit to the Company of not less than $20,000,000 and (iii) the closing of a transaction in which the Company sells, conveys, licenses or otherwise disposes of a majority of its assets or is acquired by way of a merger, consolidation, reorganization or other transaction or series of transactions pursuant to which stockholders of the Company prior to such acquisition own less than fifty percent (50%) of the voting interests in the surviving or resulting entity.
Pursuant to the Loan Amendment, on November 15, 2010 the Company issued warrants (the “Warrants”) to the Investors to purchase an aggregate of 42,253,521 shares (the “Additional Warrant Shares”) of common stock, par value $0.001 per share, of the Company at $0.071 per share. As set forth in the Warrants, the Additional Warrant Shares vest based on the amount of borrowings under the Amended and Restated Notes. Based on the $500,000 drawdown on January 14, 2011, 7,042,254 Additional Warrant Shares vested immediately (bringing the aggregate vested and exercisable Additional Warrant Shares held by the Investors to 21,146,437). The Additional Warrant Shares, to the extent they are vested and exercisable, are exercisable at any time until 5:00 p.m. (Pacific Time) on November 15, 2015, upon the surrender to the Company of the properly endorsed Additional Warrant Shares, as specified in the Warrants.
The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrants, which is attached as exhibits to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 15, 2010.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Amended and Restated Promissory Note, dated as of January 14, 2011, by VIA Pharmaceuticals, Inc. and Bay City Capital Fund IV, L.P.
10.2	Amendment to Amended and Restated Promissory Note, dated as of January 14, 2011, by VIA Pharmaceuticals, Inc. and Bay City Capital Fund IV Co-Investment Fund, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.

Date: January 18, 2011

	By:	/s/ Karen S. Wright Karen S. Wright
Title: Vice President, Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Amended and Restated Promissory Note, dated as of January 14, 2011, by VIA Pharmaceuticals, Inc. and Bay City Capital Fund IV, L.P.
10.2	Amendment to Amended and Restated Promissory Note, dated as of January 14, 2011, by VIA Pharmaceuticals, Inc. and Bay City Capital Fund IV Co-Investment Fund, L.P.